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                                                                   Exhibit 10.27


CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R, SECTIONS 200.80(B)(4), 200.83 AND 230.406.


                   SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT

         This Software Support and Maintenance Agreement ("Agreement") is entered as of January 1, 1999 (the "Effective Date") between General Magic, Inc., a Delaware corporation with offices at 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic") and Starfish Software, Inc., a California corporation with offices at 1700 Green Hills Road, Scotts Valley, California 96066 ("Starfish").

                                    RECITALS

         A. WHEREAS, Magic and Starfish entered a Development and License Agreement effective as of May 12, 1997 ("License Agreement"), whereby Starfish agreed to develop for Magic a customized version of its server-based personal information management software and to grant Magic a license thereto, on the terms and conditions set forth in the License Agreement.

         B. WHEREAS, pursuant to the License Agreement, Starfish also agreed to develop and license to Magic synchronization software to enable the server-based personal information management software to synchronize with certain personal digital assistant devices and Windows personal information management software listed on Exhibit B to the License Agreement.

         C. WHEREAS, Magic desires to receive a formal commitment from Starfish that Starfish will provide certain ongoing support and maintenance for the software developed and licensed under the License Agreement, and Starfish is willing to provide such commitment on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS.

         1.1 "Dedicated Starfish Days" means ten (10) person days (i.e., a full eight hour work day for one person) per month during which Starfish will commit its engineers to work on (a) Releases that correct Existing Problems (as defined in Section 2.1 ("Correction of Existing Problems")) set forth on Exhibit A, (b) Problem Resolutions for new Problems according to the urgency level and schedule set forth in Section 3.2 ("Problem Resolution"), and (c) assisting Magic with integrating any Releases made available to Magic or questions related to the operational use of the Products and Releases.

         1.2 "Problem" means any actual or suspected failure of a Product or a Release to conform with its specifications or user documentation or to perform in a consistent and correct manner.

         1.3. "Problem Resolution" means a workaround procedure, supplemental code (i.e., a patch), or a new Release that eliminates the Problem. Workaround procedures and supplemental code are considered temporary Problem Resolutions and a new Release that eliminates the Problem is considered a permanent Problem Resolution.

         1.4 "Products" means the software programs developed for and/or licensed by Magic under the License Agreement, now known specifically as TrueSynch Server and TrueSynch Plus along with all related documentation, including release notes, in the versions commercially deployed by Magic as of the execution of this Agreement.

         1.5 "Release" means a patch or new release of a Product, whether containing Problem Resolutions and minor enhancements, or significant functional enhancements and feature additions, in object code form, along with all related documentation, including release notes, with the following modifications for
Magic: (i) branding with Magic's logo and product name or the logo and product name

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of a partner of Magic, and removal of other branding, in the manner agreed by the parties, (ii) configuration of TrueSynch Plus components for use with Magic's products and services, (iii) configuration of the graphical user interface used in Magic's products and services for use with the Products, and
(iv) such other modifications as may be mutually agreed by the parties.

2. MAINTENANCE AND SUPPORT.

         2.1 Exhibit A. Exhibit A hereto contains a list of Problems existing as of the execution of this Agreement ("Existing Problems") with a schedule for correction of such Problems. Starfish shall use reasonable efforts to make available to Magic for download via ftp Releases that correct Existing Problems according to the schedule set forth in Exhibit A, or when available to Starfish's most favored customers, whichever is earlier. Starfish agrees to use reasonable commercial efforts to provide no fewer than one Release per month until all Existing Problems are corrected. All Releases furnished to Magic will be reviewed by Starfish quality assurance personnel prior to delivery to Magic and will be subject to the terms of the License Agreement applicable to the Products.

         2.2 Minimum Commitment of Monthly Maintenance and Support Time. Starfish will commit to provide to Magic the Dedicated Starfish Days to correct the Problems as provided on Exhibit A and in Section 3.1 ("Problems Introduced by Future Releases").

         2.3 Additional Work Beyond the Minimum Commitment. If, despite Starfish's reasonable commercial efforts, additional work will be required in any given month in excess of the Dedicated Starfish Days (including any days carried over as set forth in the previous sentence) to provide a Release according to the schedule set forth in Exhibit A or a Problem Resolution, Starfish shall inform Magic in writing and shall provide documentary support describing the reasons additional work is necessary and its estimate of the additional work required. Magic shall have the right to pre-approve such additional work or any part thereof, and any such approval must be given by Magic in writing (including email).

         2.4 Supported Versions of the Product. The maintenance and support provided by Starfish hereunder will extend to the most current version of the Product integrated into Magic's products or service, and one prior version, unless otherwise agreed by the parties in writing. Starfish acknowledges that deployment of certain Releases may require engineering work on the part of Magic, or may significantly impact Magic's network; therefore, Magic will not be required to commercially deploy any Release. In such cases, Magic and Starfish will work together to introduce such Release at a time mutually agreed upon in writing, and until such time, Starfish shall continue to provide support for the version of the Product integrated into Magic's service.

         2.5 Custom Development. This Section 2 ("MAINTENANCE AND SUPPORT") shall not obligate Starfish to perform custom development prior to delivery to Magic, except as set forth in the definition of Release in this Agreement. Any custom development shall be the subject of a separate agreement to be negotiated by the Parties.

         2.6 Releases That Do Not Contain Problem Resolutions. In addition to its obligation to set forth elsewhere in this Agreement to provide Releases to Magic, if Starfish makes a Release generally available to its most favored customers, whether or not such Release contains Problem Resolutions, Starfish shall also make such a Release available to Magic on the same terms and conditions as Starfish offers to its most favored customers provided that doing so would not conflict with Starfish's legal obligations to any such other customer.

         2.7 Notices. Notices under this Section 2 ("MAINTENANCE AND SUPPORT") may be given by email.

3. PROBLEM RESOLUTION.

         3.1 Problems Introduced by Future Releases. If a Release introduces a new Problem, such problems shall be resolved as set forth in Section 3.2 ("Problem Resolution").


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         3.2 Problem Resolution. Magic may report to Starfish any known or suspected Problems, and Starfish will use reasonable commercial efforts to provide a "temporary fix", consisting of sufficient programming and operating instructions to implement a temporary Problem Resolution, as well as a permanent Problem Resolution, in each case within a reasonable time period based upon the urgency of the Problem as reported by Magic. Magic may report problems to Starfish by telephone during phone support hours (8:00 a.m. to 5:00 p.m. PST Monday-Friday), or by email at any time. Starfish will also make available one of its technical support or R&D personnel via pager seven days a week, 24 hours a day.

Starfish will supply web, file, transfer, and support for electronic transfers of Releases, patches, and access to problem status, which will be regularly monitored and updated. At the time of reporting, Magic will assign a level of urgency to the Problems, defined as follows:

         a. "Critical (Urgency Level 1)," which means that Magic is completely unable to use the Release, or it causes the system on which it is installed to crash, hang, or cease to function in a reliable manner.

         b. "Significant (Urgency Level 2)," which means that Magic's use of the Release is substantially impaired.

         c. "Moderate (Urgency Level 3)," includes Problems with the software for which there may be a workaround, and which do not currently threaten use of the Release.

         d. "Low (Urgency Level 4)," includes typographical errors in documentation, inappropriate error messages, and other miscellaneous problems that have minimal impact on use of the Release.

The following table shows the resolution times applicable to each Problem by level of urgency.


           URGENCY LEVEL                 TEMPORARY PROBLEM RESOLUTION        PERMANENT PROBLEM RESOLUTION
           -------------                 ----------------------------        ----------------------------
                 1                                 48 hours                             5 days

                 2                                  7 days                             30 days

                 3                                 30 days                           Next Release

                 4                              Not applicable                       Next Release

If the timeframes for Problem Resolutions for Problems listed on Exhibit A hereto differ from those in the table above, the timeframes in Exhibit A apply.

         3.3 Source Code Escrow. If Starfish is consistently unable to the material detriment of Magic to provide a temporary Problem Resolution or a permanent Problem Resolution for a Problem of any urgency level introduced by a Release, the parties agree that such inability will be deemed a breach of Starfish's maintenance and support obligations under this Agreement and the License Agreement, and shall trigger the release of the Escrow Materials set forth in Section 7 ("Release Events") of the Escrow Agreement among Starfish, Magic and Brambles NSD, Inc. dated May 27, 1997 ("Source Code Escrow Agreement") under provision 7(c) thereof.

4. MAINTENANCE AND SUPPORT FEES.

         4.1 Fees. During the initial term of this Agreement, for the maintenance and support services described herein, Magic will pay to Starfish a minimum rate of [**] for the Dedicated Starfish Days of which [**] will be due and payable [**] with the remaining [**] due and payable on the [**]. For maintenance and support that has been approved in writing by Magic beyond the Dedicated Starfish Days as described in Section 2.3 ("Additional Work Beyond the Minimum Commitment"), Magic will pay to Starfish [**]


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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except to the extent that such maintenance and support is otherwise required under the terms of this Agreement.

         4.2 Payment. Magic shall pay Starfish [**], in consideration of work performed by Starfish prior to the execution date as well as the first payment for the month of April 1999.

         4.3 Attribution. Magic will at Starfish's request give attribution to the TrueSync brand on pages in Magic's HTML interface to the Starfish Server by
(a) placing a footer with the phrase "Featuring TrueSync Synchronization" at the bottom of each such page, hyperlinked to a page (such as the current Portico Setup/Download page) which will provide instructions to Portico users concerning the download and use of the Component Install service, and (b) maintaining the TrueSync logo and hyperlinks on such Setup/Download page substantially as currently present on such page.

5.  TERM AND TERMINATION.

         5.1 Term. The term of this Agreement shall be one year from the Effective Date, provided that this Agreement shall automatically renew for one year unless either Magic or Starfish notifies the other of its intention not to renew at least 60 days prior to December 31, 1999, or unless this Agreement is terminated pursuant to Section 5.2.

         5.2 Termination. Either party may terminate this Agreement if the other breaches a material term or condition of this Agreement and fails to cure such breach following fifteen (15) days written notice.

6.  CONFIDENTIALITY.

         The terms of Section 11 ("Confidentiality") of the License Agreement shall apply to the transactions contemplated under this Agreement, and are hereby incorporated into this Agreement by reference.

7. WARRANTIES

         7.1 Year 2000 Compliance Warranty. Starfish warrants that the Products on Magic's system as of the execution of this Agreement are Year 2000 Compliant, except as set forth in Exhibit B hereto, which discloses all errors or issues that will or may prevent the Products from being Year 2000 Compliant. Starfish agrees that it will either correct such errors or issues within thirty (30) days of the execution of this Agreement, or provide, within thirty (30) days of the execution of this Agreement, a plan and schedule for correcting such errors or issues. Starfish further warrants that any Releases made available to Magic under this Agreement will not introduce any new Year 2000 Compliance errors or issues. "Year 2000 Compliance" means that the Products and Releases (collectively, the "Software") shall (i) function without interruption caused by the date on which the Software is used, (ii) correctly process, provide, store, display, and receive date data within and between the 20th and 21st centuries, provided that all products used with the Software properly exchange date data with the Software, and (iii) accept and respond to year input in a manner that resolves any ambiguities as to century in a defined and predetermined and correct manner. This Year 2000 Warranty shall begin at the Effective Date and shall continue until December 31, 2000. If Starfish becomes aware that the Software will not or does not process data containing any date subsequent to the year 1999 correctly, Starfish shall immediately notify Magic of that fact. The foregoing does not provide any warranty that the Software will remedy any failure of Year 2000 Compliance in or caused by any other product or service that may be used wit the Software.

         7.2 Disclaimer. TO THE MAXIMUM EXTENT PERMITTED BY LAW, AND EXCEPT AS SET FORTH IN THIS SECTION, STARFISH DISCLAIMS ALL CONDITIONS, WARRANTIES, REPRESENTATIONS, LIABILITIES AND OBLIGATIONS WHETHER EXPRESS OR IMPLIED ARISING FROM NEGLIGENCE OR IMPOSED BY STATUE OR OTHERWISE IN RESPECT OF THE SUPPLY AND OPERATION OF THE PRODUCTS AND RELEASES OR ANY RELATED SERVICES


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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BY STARFISH, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR
A PARTICULAR PURPOSE.

8. INDEMNITY.

The terms of Section 9 ("Indemnity") of the License Agreement shall apply to the transactions contemplated under this Agreement, and are hereby incorporated into this Agreement by reference.

9. MISCELLANEOUS

         9.1 General Provisions. The terms of Section 14.1 ("Confidentiality of Agreement"), 14.2 ("No Agency"), 14.3 ("Governing Law"), 14.4 ("Bankruptcy"),
14.5 ("Compliance with Law"), 14.6 ("Notices"), 14.7 ("Injunctive Relief"), 14.8 ("Time Is of the Essence"), 14.9 ("Waiver"), 14.10 ("Severability"), 14.11 ("Warranty"), and 14.13 ("Headings") of the License Agreement shall apply to the transactions contemplated under this Agreement, and are hereby incorporated into this Agreement by reference.

         9.2 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that (i) Magic may assign or transfer this Agreement in the event of a merger, acquisition or sale of all or substantially all assets, and (ii) Starfish may assign or transfer this Agreement in the event of a merger, acquisition or sale of all or substantially all assets upon notification to Magic and a written representation that Starfish's obligations under this Agreement will be performed with the same degree of expertise by the assignee or transferee. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

         9.2 Survival. The following Sections shall survive any termination or expiration of this Agreement: Section 6 ("CONFIDENTIALITY"), Section 7 ("WARRANTIES"), Section 8 ("INDEMNITY"), and Section 9 ("MISCELLANEOUS").

         9.3 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements with respect to the subject matter hereof with the exception of any prior confidentiality agreements between the parties, the License Agreement, and the Source Code Escrow Agreement, provided that Section 8 of the License Agreement is hereby terminated. This Agreement may only be changed by mutual written agreement of authorized representatives of the parties.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective authorized representatives. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.


GENERAL MAGIC, INC.                         STARFISH SOFTWARE, INC.


By: /s/ STEVEN MARKMAN                      By: /s/ JOHN HANSEN
    ------------------------------              --------------------------------

Print Name: STEVEN MARKMAN                  By: JOHN HANSEN
            ----------------------              --------------------------------

Title: CHAIRMAN PRESIDENT & CEO             Title: VP BUS. DEVELOPMENT
       ---------------------------                 -----------------------------

Date: APRIL 23, 1999                        Date: APRIL 23, 1999
      ----------------------------                ------------------------------

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                                    EXHIBIT A



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[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.